Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-207818, 333-204338, 333-196218, 333-188908, 333-179330, 333-170792, 333-160981 and 333-145636) and (Form S-3 No. 333-184533) of Virtusa Corporation, of our report dated January 29, 2016 with respect to the carve out combined financial statements of the Service Business of Polaris Consulting and Services Limited included in this Current Report on Form 8-K/A dated May 18, 2016 of Virtusa Corporation.

/s/ S.R. Batliboi & Associates LLP

Chennai, India

May 18, 2016